UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2020

ZENDESK, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

989 Market Street	San Francisco,	California	94103
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (415) 418-7506
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZEN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02. Results of Operations and Financial Condition.

On October 29, 2020, Zendesk, Inc. (the “Company”) issued a press release announcing its results for the quarter ended September 30, 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company also issued a letter to its shareholders announcing its financial results for the quarter ended September 30, 2020 (the “Shareholder Letter”). The full text of the Shareholder Letter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05. Costs Associated With Exit or Disposal Activities.

On October 27, 2020, the Board of Directors of the Company determined that the Company will no longer continue to occupy the leased premises located at 1019 Market Street, San Francisco, California 94103 and 988 Market Street, San Francisco, California 94103 (the “Leased Premises”). As a result, the Company expects to record an impairment charge of approximately $13 to $17 million in the fourth quarter of 2020 or the first quarter of 2021. The impairment is primarily related to lease right-of-use assets and leasehold improvements. Additionally, the Company may accelerate remaining contractual rent payments, which total approximately $12 million, plus additional operating costs. Such costs, depending on the amount and timing of their determination, will impact the Company's cash flow results. The Company intends to continue to pay all rental payments due and payable by the Company pursuant to the leases governing the Leased Premises. The Company may look to sublease all or a portion of the Leased Premises to the extent permissible under the terms of the leases. The actual amount and timing of the impairments and the cash outflows are dependent on the outcome of negotiations with landlords and potential subtenants, and the timing of completion of lease decommission activities.

Item 2.06. Material Impairments.

The information set forth under Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 29, 2020, the Company will make the Shareholder Letter available for viewing at the Company’s investor website, investor.zendesk.com, although the Company reserves the right to discontinue that availability at any time.

The information in this Item 7.01 (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On October 27, 2020, the Board of Directors of the Company determined that the Company’s corporate headquarters will be located at the Company’s existing offices at 989 Market Street, San Francisco, California 94103 (the “New Headquarters”). The New Headquarters will be located in facilities currently rented and occupied by the Company, and the change will not involve the acquisition or rental of new facilities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release issued by Zendesk, Inc., dated October 29, 2020.

99.2    Letter to Shareholders, dated October 29, 2020.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.
(Registrant)

	By:	/s/ Elena Gomez
Chief Financial Officer
(Principal Financial Officer)
October 29, 2020